International Lease Finance Corporation

With Maturities of 9 Months or More from Date of Issue

Registration No.		333-100340
Filed Pursuant to Rule		424 (b) (3)
Pricing Supplement No.		150
(To Prospectus dated April 15, 2003 and Prospectus Supplement dated April 15, 2003)
The date of this Pricing Supplement is			February 11, 2008
Trade Date:	02/19/08		Issue Date:	02/22/08

CUSIP Number	Stated Interest Rate per Annum	Maturity Date	Interest Payment Frequency	First Interest Payment Date	Subject to Redemption	Redemption Date and Terms
45974EVS2	3.15%	02/15/10	Semi-Annual	08/15/08	No	N/A
45974EVT0	3.45%	02/15/11	Semi-Annual	08/15/08	No	N/A
45974EVU7	3.75%	02/15/12	Monthly	03/15/08	No	N/A
45974EVV5	4.05%	02/15/13	Monthly	03/15/08	No	N/A
45974EVW3	4.30%	02/15/14	Monthly	03/15/08	No	N/A
						[Additional columns below]

[Continued from above, first column repeated]
CUSIP Number	Price to Public	Discounts and Commissions	Survivors Option	OID Note	Other Material Terms
45974EVS2	100%	0.400%	Yes	No	N/A
45974EVT0	100%	0.650%	Yes	No	N/A
45974EVU7	100%	0.800%	Yes	No	N/A
45974EVV5	100%	0.950%	Yes	No	N/A
45974EVW3	100%	1.190%	Yes	No	N/A
All notes described in this Pricing Supplement are issued in U.S. Dollars with Authorized Denominations of $1,000 and integral multiples thereof.

As of September 12, 2005, ABN AMRO Financial Services, Inc. changed its name to LaSalle Financial Services, Inc. Consequently, all references to "ABN AMRO Financial Services, Inc." in the prospectus are amended to read "LaSalle Financial Services, Inc.".